UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2018

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 23, 2018, Full House Resorts, Inc. (the “Company”) held its Annual Meeting of Stockholders. A total of 24,010,934 shares (89.21% of shares outstanding as of the record date) of the Company’s common stock were present or represented by proxy at the meeting. The results of stockholder voting on the three proposals presented were as follows:

Proposal 1 - Stockholders elected the following eight directors nominated by the board of directors, to serve until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Kenneth R. Adams	15,977,828	1,273,264	18,883	6,740,959
Carl G. Braunlich	15,964,348	1,286,244	19,383	6,740,959
W.H. Baird Garrett	17,075,157	163,235	31,583	6,740,959
Ellis Landau	17,094,862	155,730	19,383	6,740,959
Daniel R. Lee	17,095,662	156,930	17,383	6,740,959
Kathleen M. Marshall	17,078,947	171,645	19,383	6,740,959
Craig W. Thomas	17,099,727	161,865	8,383	6,740,959
Bradley M. Tirpak	15,837,371	1,424,221	8,383	6,740,959

Proposal 2 - Stockholders ratified the appointment of Piercy Bowler Taylor & Kern as the Company’s independent registered public accounting firm for 2018:

For	Against	Abstain	Broker Non-Votes
23,859,837	133,984	17,113	—

Proposal 3 - Stockholders approved, on an advisory basis, the Company’s named executive compensation as disclosed in the 2018 proxy statement:

For	Against	Abstain	Broker Non-Votes
12,951,501	4,274,691	43,783	6,740,959

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 25, 2018	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer